Exhibit 10.29

INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT is made as of May 17, 2024 (this “Agreement”) between Itria Ventures LLC (“Itria”), on the one hand, and Fiza Investments Limited, on the other hand (“Creditor”), with respect to their security interests in the assets of ZSPACE, INC., a Delaware corporation (the “Company”). Reference is made to that certain Business Loan and Security Agreement dated May 17, 2024, between Itria, as lender and Company, as borrower (the “Loan Agreement”). Capitalized terms not defined herein shall have the meaning set out in the Loan Agreement.

WHEREAS, Itria has provided a loan to the Company as provided in the Loan Agreement, pursuant to which Itria has a first priority senior secured UCC lien on all Collateral (as defined herein) of the Company (the “Itria Lien”). As used herein, “Collateral” shall have the meaning assigned to the term “Collateral” in the Loan Agreement.

WHEREAS, the Creditor has entered into multiple financing facilities with the Company (the “Creditor Facility”), pursuant to which Creditor has (i) a first position security interest in all collateral of the Company other than Collateral (“Other Collateral”) and (ii) a second priority security interest in the Collateral being second only to the Itria Lien (collectively, the “Creditor Security Interest”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Until the Creditor Facility has been repaid in full, (i) the Creditor Security Interest shall be senior and superior to and independent of the Itria Lien (or this Agreement) with respect to the Other Collateral and (ii) the Itria Lien shall be senior and superior to the Creditor Security Interest, which shall be junior to the Itria Lien with respect to the Collateral.

2. Until the Repayment Amount (as defined in the Loan Agreement) shall have been repaid in full or prepaid in accordance with the Loan Agreement or Itria shall have given its prior consent in writing, each Creditor agrees that it will not enforce any rights pursuant to the Creditor Facility in so far as such enforcement relates to any Collateral.

3.[Intentionally Not Used].

4. Notwithstanding any provision hereof, Creditor acknowledges that Itria shall be entitled to receive its repayment from Company pursuant the Loan Agreement on the terms and conditions provided therein, without subordination. Notwithstanding any provision hereof, Itria acknowledges that each Creditor shall be entitled to receive its repayment from Company (if any) pursuant the Creditor Facility on the terms and conditions provided therein, without subordination.

5. This Agreement: (a) contains the entire understanding between the parties regarding the subject matter hereof; (b) may not be assigned without the prior written consent of the other party (any purported assignment without such consent is null and void); (c) shall be construed according to the laws of the State of New York, without giving effect to its conflict of laws principles, (d) may be executed in any number of counterparts, each of which shall be deemed an original and each of which shall constitute the same legal instrument; and (e) may not be amended except by written agreement signed by the parties. The parties hereby irrevocably designate the State and Federal Courts of the State of New York, New York County, located in the borough of Manhattan, as the exclusive tribunals for the resolution of any dispute hereunder, and consent to the exclusive jurisdiction of such tribunals.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Subordination Agreement as of the date first written above by its duly authorized officer.

ITRIA VENTURES LLC	FIZA INVESTMENTS LIMITED

By:	By:	/s/ Husain Zariwala

Name:	Ramit Arora	Name:	Husain Zariwala
Title:	President	Title:	Authorized Signatory

		By:	/s/ Imran Ladhani
		Name:	Imran Ladhani
		Title:	Authorized Signatory

ACCEPTED AND AGREED:

ZSPACE, INC.

By:	/s/ Paul E. Kellenberger

Name:	Paul E. Kellenberger
Title:	CEO

By:	/s/ Erickson H. DeOliveira

Name:	Erickson H. DeOliveira
Title:	CFO

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